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                       MINERAL PROPERTY OPTION AGREEMENT


            THIS AGREEMENT dated for reference May 24, 2004.


BETWEEN:

            ZEO-TECH ENVIRO CORP., a body corporate, duly incorporated under the laws of British Columbia and having an office at 1066 West Hastings Street, Suite 2300, Vancouver, British Columbia, V6E 3X2;

                  ("Zeo-Tech")

                                                              OF THE FIRST PART

AND:

            COLOSSUS VENTURES INC., a body corporate, duly incorporated under the laws of the State of Nevada and having its head office at 1027 Davie Street, Suite 363, Vancouver, British Columbia, V6E 4L2;

                  ("Colossus")

                                                             OF THE SECOND PART

W H E R E A S:

A. Zeo-Tech is the registered and beneficial owner of one mineral claim consisting of 150 hectares located in the Kamloops Mining Division, British Columbia, and known as the Lem 2 claim, which claim is more particularly described in Schedule "A" attached hereto which forms a material part hereof (the "Claim");

B. Zeo-Tech has agreed to grant to Colossus the sole and exclusive right, privilege and option to explore the Claim together with the sole and exclusive right, privilege and option to purchase the Claim upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.          OPTIONOR'S REPRESENTATIONS

1.1               Zeo-Tech represents and warrants to Colossus that:

         (a) Zeo-Tech is the registered and beneficial owner of the Claim and holds the right to explore and develop the Claim;

         (b) Zeo-Tech holds the Claim free and clear of all liens, charges and claims of others, and the Zeo-Tech has a free and unimpeded right of access to the Claim and have use of the Claim surface for the herein purposes;

         (c) The Claim has been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of British Columbia and is in good standing in British Columbia as of the date of this Agreement;

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         (d)      There  are no  adverse  claims  or  challenges  against  or to
                  Zeo-Tech's ownership of or title to the Claim nor to the knowledge of Zeo-Tech is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claim or any portion thereof;

         (e) The Claim is in good standing until March 25, 2005, by which date $1,200 must be spent on the Claim in order to keep it in good standing for an additional year;

         (f) Zeo-Tech has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which Zeo-Tech is a party or by which it is bound or to which it is subject; and

         (g) No proceedings are pending for, and Zeo-Tech is unaware of any basis for, the institution of any proceedings which could lead to the placing of Zeo-Tech in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of Zeo-Tech set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Colossus has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by Colossus.

1.3 Zeo-Tech will indemnify Colossus from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Zeo-Tech and contained in this Agreement.

2.                COLOSSUS'S REPRESENTATIONS

                  Colossus warrants and represents to Zeo-Tech that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.                GRANT OF OPTION

                  Zeo-Tech hereby gives and grants to Colossus the sole and exclusive right and option to acquire a 50% undivided right, title and interest in and to the Claim (the "Option") by performing the acts and deeds and paying the sums provided for in paragraph 4.

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4.                CONSIDERATION FOR THE GRANT OF OPTION

4.1 In order to keep the Option granted to Colossus in respect of the Claim in good standing and in force and effect, Colossus shall be obligated to:

                  Expenditure Commitments
                  -----------------------
         (a) incur, or cause to be incurred, exploration and development work on the Claim totalling at least $34,000 by December 31, 2005, which work shall be conducted by Colossus under the direction of a qualified geologist or project engineer; and

                  Assessment Work
                  ---------------
         (b) pay, or cause to be paid, to Zeo-Tech, or on Zeo-Tech's behalf, as Colossus may determine, all Claim payments and assessment work required to keep the Claim and this Option in good standing during the term of this Agreement.

5.                RIGHT TO ABANDON PROPERTY INTERESTS

                  Should Colossus, in its sole discretion, determine that the Claim no longer warrants further exploration and development, then Colossus may abandon the Claim, so long as Colossus provides Zeo-Tech with 60 days notice of its intention to do so. If Colossus returns the Claim to Zeo-Tech in accordance with this section the Claim shall have a minimum of one year of assessment work credited against it at the time of return.

6.                TERMINATION OF OPTION

6.1 Subject to paragraph 6.2, the Option shall terminate if Colossus fails to make the required exploration expenditures or fails to complete the required assessment work in accordance with paragraph 4.1 herein within the time periods specified therein.

6.2 If Colossus  shall be in default of any  requirement  set forth in paragraph
4.1 herein, Zeo-Tech shall give written notice to Colossus specifying the default and Colossus shall not lose any rights granted under this Agreement, unless within 60 days after the giving of notice of default by Zeo-Tech, Colossus has failed to take reasonable steps to cure the default by the appropriate performance.

6.3 If the Option is terminated in accordance with paragraphs 6.1 and 6.2 herein, Colossus shall have no interest in or to the Claim, and all expenditures and payments made by Colossus to or on behalf of Zeo-Tech under this Agreement shall be non-refundable by Zeo-Tech to Colossus for which Colossus shall have no recourse. Within 60 days of such termination, Colossus shall transfer the Claim back to Zeo-Tech, failing which, Zeo-Tech shall have the right to act as attorney for Colossus for the purpose of such transfer.

7.                ACQUISITION OF INTERESTS IN THE PROPERTY

                  At such time as Colossus has made the required cash payments and exploration expenditures in accordance with paragraph 4.1 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by Colossus, and Colossus shall have thereby, without any further act, acquired an undivided 50% interest in and to the Claim.

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8.                RIGHT OF ENTRY

                  For so long as the Option continues in full force and effect, Colossus, its employees, agents, permitted assigns and independent contractors shall have the right to:

         (a)      enter upon the Claim;

         (b)      have exclusive and quiet possession of the Claim;

         (c)      incur expenditures;

         (d) bring upon and erect upon the Claim such mining facilities as Colossus may consider advisable; and

         (e) remove from the Claim and sell or otherwise dispose of mineral products.

9.                OPERATOR

                  After the execution of this Agreement, Colossus, or at Colossus's option, its associate or nominee or such other unrelated entity as it may determine, will act as the operator of the Claim under this Agreement. Colossus, if operator, may resign as the operator at any time by giving 60 calendar days prior written notice to Zeo-Tech, and within such 60 day period, Colossus may appoint another party who covenants to act as the operator of the Claim upon such terms as Colossus sees fit.

10.               POWER AND AUTHORITY OF THE OPERATOR

10.1 After the execution of this Agreement, the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Claim and to determine the manner of operation of the Claim as a mine.

10.2 Where possible, the Operator shall insure that all field work is conducted, and that all assay and work program results are verified, by a third party independent from Colossus.

11.               FURTHER ASSURANCES

                  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

12.               FORCE MAJEURE

                  If Colossus is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Colossus, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of

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time equal in length to the period of such  prevention and delay,  and Colossus, insofar as is possible, shall promptly give written notice to Zeo-Tech of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to Zeo-Tech as soon as such cause ceases to exist.

13.               ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

14.               NOTICE

14.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail, in the case of Zeo-Tech addressed to them as follows:

                  Zeo-Tech Enviro Corp.
                  1066 West Hastings Street, Suite 2300
                  Vancouver, British Columbia  V6E 3X2

and in the case of Colossus addressed as follows:

                  Colossus Ventures Inc.
                  1027 Davie Street, Suite 363
                  Vancouver, British Columbia, V6E 4L2

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed by registered mail, on the fourth business day after the date of mailing thereof.

14.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

15.               OPTION ONLY

                  Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Colossus to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating Colossus to do any further acts or make any further payments.

16.               RELATIONSHIP OF PARTIES

                  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

17.               TIME OF ESSENCE

                  Time shall be of the essence of this Agreement.

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18.               TITLES

                  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

19.               CURRENCY

                  All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of Canada.

20.               SEVERABILITY

                  In the event that any of the paragraphs contained in this Agreement, or any portion of thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

21.               APPLICABLE LAW

                  The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

22.               ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

ZEO-TECH ENVIRO CORP.                      COLOSSUS VENTURES INC.

per: /s/ Raymon Paquette                   per: /s/ Edward Skoda
--------------------------                 --------------------------
L. Raymon Paqette                          Edward Skoda, Director

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                                 SCHEDULE "A"
                                 ------------

           TO THAT CERTAIN AGREEMENT MADE AS OF MAY 24, 2004
            BETWEEN ZEO-TECH ENVIRO CORP. AND COLOSSUS VENTURES INC.


The Claim consists of one mineral claim comprising 150 hectares located in the Kamloops Mining Division, British Columbia, Canada with the following record number:

               Name of Claim                 Record Number

                  Lem #2                       334438